UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

THESTREET, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 19, 2012

Dear Stockholder:

          I am pleased to invite you to attend TheStreet, Inc.’s Annual Meeting of Stockholders, which will be held on Thursday, May 31, 2012, at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019. All stockholders of record as of the close of business on April 9, 2012 are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at the Annual Meeting.

          This year, we are using the “Notice and Access” method of providing proxy materials via the Internet. We believe that this process will allow us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 19, 2012, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 Proxy Statement and 2011 Annual Report on Form 10-K and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper or e-mail copy of the proxy materials. Stockholders who previously elected to receive a paper or e-mail copy of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials and instead will receive the proxy materials in the form previously elected.

          The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Annual Meeting, which includes: (i) the election of three Class I directors of the Company; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) the advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.

          The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, I urge you to review the accompanying material carefully and to vote as soon as possible.

          Representatives of the Company and the Board of Directors will be present to help host the Annual Meeting and to respond to any questions that you may have. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

          Thank you for your ongoing support of TheStreet.

Sincerely,

Elisabeth DeMarse
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2012

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Thursday, May 31, 2012, at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019.

          The Annual Meeting is for the purpose of considering and acting upon:

(1)	The election of three Class I Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2015;

(2)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3)	The advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement; and

(4)	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The close of business on April 9, 2012 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

          Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

          YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR IN PERSON AT THE ANNUAL MEETING OR, IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL, YOU ALSO MAY VOTE BY MAILING A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS ON THE NOTICE OR PROXY CARD REGARDING YOUR VOTING OPTIONS. IF YOU ARE A BENEFICIAL OWNER, YOU SHOULD FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER OR OTHER NOMINEE.

By Order of the Board of Directors,

Gregory E. Barton
Secretary of the Corporation
New York, New York
April 19, 2012

THESTREET, INC.
14 Wall Street, New York, New York 10005
(212) 321-5000

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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2012

          This Proxy Statement, or a Notice of Internet Availability of Proxy Materials (the “Notice”), is being first mailed on or about April 19, 2012 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) in connection with the 2012 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 31, 2012, commencing at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

          The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

          Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring personal identification (including photo identification) with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

          No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 9, 2012 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 32,472,402 shares of common stock and 5,500 shares of Series B Preferred Stock. The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company. The Series B Preferred Stock votes together with the common stock as a single class, with the Series B Preferred Stock having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote. The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

          Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and either the Notice or these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

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Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by

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your bank, brokerage firm, trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Proposals:		Board’s Voting Recommendation:

1.	Election of three Class I directors.	“FOR” each nominee to the Board

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	“FOR”

3.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

          The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For proposals 2 and 3, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

          The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

          Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the ratification of KPMG LLP as our independent registered public accounting firm. On these matters, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to the election of directors and proposal 3, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Vote Required

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Election of Three Class I Directors — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

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Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

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Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

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          Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Access to Proxy Materials

          For this Annual Meeting, we are using the “notice and access” process permitted by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to stockholders. This process allows us to post proxy materials on a designated web site and notify stockholders of the availability of such proxy materials on that web site. Thus, for most stockholders, we are furnishing proxy materials, including this Proxy Statement and our 2011 Annual Report on Form 10-K, by providing access to such documents on the Internet instead of mailing paper copies.

          The Notice, which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote electronically via the Internet. If you would like to receive a paper copy of our proxy materials or receive only an e-mail notice of the availability of proxy materials, you should follow the instructions for requesting such materials in the Notice. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect until you revoke it. Choosing to receive your future notices of proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future notices by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting web site.

Voting Methods

          If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your Notice or proxy card or, for shares held in street name, on the Notice or the voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

          The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 30, 2012, the day before the Annual Meeting.

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Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your Notice, proxy card or voting instruction form. Have your Notice, proxy card or voting instruction form in hand when you access the web site and follow the instructions.

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Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your Notice, proxy card or voting instruction form in hand when you call.

•	Vote by Mail — You may vote by mail by signing and mailing a proxy card or, for shares held in street name, the voting instructions provided by your bank, brokerage firm, trustee or other nominee.

          All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

Changing Your Vote

          You may change your proxy instructions at any time prior to the cutoff time for telephone and Internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual Meeting. For shares held in street name, you may change your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

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Householding

          SEC rules allow the Company to deliver a single copy of our Notice (or, if applicable, our Proxy Statement and Annual Report on Form 10-K) to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single Notice or single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

          If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one Notice or one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective thirty days following its receipt.

Lists of Stockholders

          The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

          All costs incurred in the solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

          In accordance with our Certificate of Incorporation, our Board has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable. Members of each class hold office for staggered three-year terms. In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company. However, such board member is not a member of a class of directors. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

          The names of the nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

          James J. Cramer, Derek Irwin and Mark Walsh each have been nominated for election at the Annual Meeting as Class I directors to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2015, or until their respective successors have been duly elected and qualified. Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. In case any of these nominees should become unavailable for election to the Board prior to the Annual Meeting for any reason not presently known or contemplated, the proxyholders will have discretionary authority in that instance to vote for a substitute nominee.

          James J. Cramer, age 57. Mr. Cramer is a co-founder of the Company and has served as a director since May 1998. Mr. Cramer currently hosts the “Mad Money” program and appears frequently on CNBC business news programs. Mr. Cramer served as co-host of the “Kudlow & Cramer” program on the CNBC television network from 2003 through December 2004. From June 1996 to December 1998, he served as co-Chairman of the Company and from October 2008 to January 2011, served as Chairman. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

          Derek Irwin, age 47. Mr. Irwin has served as a director of the Company since November 2007 and is the Executive Vice President and Chief Financial Officer of HiT Entertainment, an entertainment company, a position he assumed in November 2010. Prior to joining HiT in 2010, Mr. Irwin spent five years with The Nielsen Company, a marketing and media information company, serving as Senior Vice President of Finance for the Global Media Client Services division (2009-2010), Senior Vice President of Finance for the Business Media division (2005-2006 and 2007-2008) and Vice President of Transformation (2006-2007). Prior to joining Nielsen, he served in senior level financial positions at Ziff Davis Holdings, online job site Monster Worldwide Inc., and Major League Baseball. Mr. Irwin started his career at Ernst & Young LLP. The Board believes that Mr. Irwin’s extensive experience as a senior finance executive at a variety of companies, including media companies, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

          Mark Walsh, age 57. Mr. Walsh currently is Chief Executive Officer and co-founder of GeniusRocket, a provider of crowdsourced advertising media. Prior to GeniusRocket, Mr. Walsh served as Chief Executive Officer (1997-2000) and Chairman (2000-2001) of VerticalNet, Inc., an e-commerce solutions provider. Prior to joining VerticalNet, Mr. Walsh was a Senior Vice President and corporate officer at America Online, Inc., an internet media company, from 1995 to 1997 and President of GEnie, General Electric’s online service from 1994 to 1995, following earlier positions with a number of internet and television businesses. Mr. Walsh also has served on the board of directors of numerous for-profit and non-profit organizations, including Day Software (2000-2010) and Blackboard Inc. (2000-2004). The Board believes that Mr. Walsh’s extensive experience as a senior executive and as a director of a number of technology and media companies make him a suitable candidate to join the Board, who will be able to provide valuable insight and advice. Mr. Walsh was recommended to the Nominating and Corporate Governance Committee by Ms. DeMarse.

The Board of Directors recommends that stockholders vote FOR each named nominee.

Continuing Directors

          The current Class II directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2013, or until their respective successors have been duly elected and qualified, are as follows:

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          Elisabeth DeMarse, age 57. Ms. DeMarse has served as a director of the Company since March 2012. Since March 2012, Ms. DeMarse has served as President and Chief Executive Officer of the Company. From October 2010 to February 2012, Ms. DeMarse served as Chief Executive Officer of Newser, an online news service. From November 2006 until its acquisition by Bankrate, Inc. in August 2010, Ms. DeMarse served as Chief Executive Officer and President of CreditCards.com, a digital financial content company. From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures, a venture capital firm. From April 2000 to June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a digital financial content company. From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., a digital financial content company. Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial information organization. Ms. DeMarse serves on the Board of Directors of ZipRealty, Inc. and Internet Patents Corporation (formerly known as InsWeb Corporation). In addition, Ms. DeMarse served on the Board of Directors of the following companies within the past five years: EDGAR Online, Inc., (2004-2011); YP Corp. (2006-2007); Heska Corporation (2004-2007); and Stockgroup Information Services Inc., (2005-2007). The Board believes that Ms. DeMarse’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as her perspective as Chief Executive Officer of the Company, make her a suitable member of the Board, able to provide valuable insight and advice.

          William R. Gruver, age 67. Mr. Gruver has served as a director of the Company since October 2003 and previously spent twenty years at Goldman, Sachs & Co., where he was a general partner and served as Chief Administrative Officer of the equities division until his retirement from the firm in 1992. Still active in finance and business, he sits on the boards of several private companies and charities, works as an international strategic consultant for financial firms in the U.S., the U.K. and Switzerland, and is also a national arbitrator of the Financial Industry Regulatory Authority (“FINRA”). Since 2010, Mr. Gruver has served on the board of Hirtle, Callaghan & Co., LLC. Mr. Gruver currently serves as the Howard I. Scott Clinical Professor of Global Commerce, Strategy and Leadership at Bucknell University. The Board believes that Mr. Gruver’s extensive experience as a senior financial services executive, as well as his years of service on our Board and on the boards of a variety of other companies, make him a suitable member of the Board, able to provide valuable insight and advice.

          The current Class III directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2014, or until their respective successors have been duly elected and qualified, are as follows:

          Ronni Ballowe, age 55. Ms. Ballowe has served as a director of the Company since August 2009. Ms. Ballowe spent nineteen years at Ziff-Davis Inc., a media company, serving in several senior executive positions, including Publisher of the flagship PC Magazine, Publisher of Computer Shopper and President of Ziff-Davis. After leaving Ziff-Davis in 1998, Ms. Ballowe turned her attention to helping non-profit organizations in strategic planning, marketing, fund-raising and organizational dynamics. More recently, Ms. Ballowe has been a consultant to media and other companies in a variety of roles, including providing strategic advice to digital media companies. The Board believes that Ms. Ballowe’s extensive experience as a senior executive and consultant to a variety of media companies, as well as her time of service on our Board, make her a suitable member of the Board, able to provide valuable insight and advice.

          Vivek Shah, age 38. Mr. Shah has served as a director since May 2010. Mr. Shah has served as Chief Executive Officer of Ziff Davis, Inc., a digital media company, since June 2010. Prior to joining Ziff Davis, Mr. Shah held a series of posts of increasing responsibility during a career of more than fourteen years at Time Inc., most recently serving as Group President, Digital for Time Inc.’s news, business and sports properties from 2008-2009. His prior roles at Time Inc. included President, Fortune/Money Group (2007-2008), President, Digital Publishing, Fortune/Money Group (2005-2007) and General Manager, Fortune/Money Group (2001-2005). The Board believes that Mr. Shah’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as his time of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Designee of the Series B Preferred Stockholders

          One of our directors is elected by the holders of our Series B Preferred Stock, being TCV, on an annual basis, at their discretion, pursuant to the agreements related to their investment in the Company. Christopher Marshall currently has been elected by TCV to serve as the director designee of our Series B Preferred Stockholders.

          Christopher Marshall, age 43. Mr. Marshall has served as a director of the Company since August 2009 and was appointed Chairman in January 2011. Mr. Marshall currently serves as a General Partner at TCV, a private equity and venture capital firm with $7.7 billion under management focused on information technology companies. Prior to joining TCV in 2008, Mr. Marshall spent twelve years at Trident Capital, a venture capital and private equity firm focused on the software, business services and Internet markets. Earlier in his career, Mr. Marshall worked for Banque Paribas and the Chase Manhattan Bank. Mr. Marshall also serves on the board of HomeAway, Inc. and XATA Corporation. While Mr. Marshall was elected by TCV pursuant to its contractual rights, the Board believes that Mr. Marshall’s extensive experience as an investor in media and technology companies, particularly those with

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subscription businesses, as well as his years of service on the boards of a variety of companies, including digital media companies, make him a suitable member of the Board, able to provide valuable insight and advice.

Executive Officers

          The following sets forth certain information regarding executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Ms. DeMarse, who is both a director and President and Chief Executive Officer of the Company, may be found in the section above entitled “Continuing Directors.”

          Gregory E. Barton, age 50, Executive Vice President of Business and Legal Affairs, General Counsel and Secretary. Mr. Barton joined the Company in June 2009, bringing more than thirteen years of experience as general counsel of SEC-reporting media and technology companies, as well as experience managing various business and finance operations. From 2007 to 2008, Mr. Barton served as General Counsel at Martha Stewart Living Omnimedia, Inc., a media and merchandising company. From 2002 to 2007, Mr. Barton served at Ziff Davis Media Inc., an integrated media company, holding the positions of Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary (2004 to 2007) and Executive Vice President, General Counsel and Secretary (2002 to 2004). In March 2008, Ziff Davis filed for reorganization under chapter 11 of the U.S. Bankruptcy Code and its plan of reorganization was confirmed effective July 2008. Prior to joining Ziff Davis Media Inc., Mr. Barton held a variety of positions at Index Development Partners, Inc. (formerly known as Individual Investor Group, Inc.), a financial media company, from 1998 to 2002, including President (2001 to 2002), Chief Financial Officer (2000 to 2002) and Executive Vice President of Business and Legal Affairs, General Counsel and Secretary (1998 to 2002). From 1995 to 1998, Mr. Barton served at Alliance Semiconductor Corporation, as Vice President of Corporate and Legal Affairs (1996 to 1998) and General Counsel (1995 to 1998). Mr. Barton began his legal career at Gibson, Dunn & Crutcher.

          Thomas Etergino, age 45, Executive Vice President, Chief Financial Officer. Mr. Etergino joined the Company in September 2010, with more than seven years of experience serving as chief financial officer at media and technology companies, as well as operating experience at a digital subscription business. Prior to joining the Company, Mr. Etergino served as Chief Financial Officer (2006-2010) and as Chief Operating Officer (2008-2010) of eMusic.com, a digital subscription business. Prior to eMusic.com, Mr. Etergino served as Chief Financial Officer and Vice President of Administration of AtriCure, Inc., a medical devices company, from 2005-2006 and from 2003-2005, Mr. Etergino served as Senior Vice President and Chief Financial Officer of LSSi Corp., a data services provider. Previously, Mr. Etergino served as Vice President, Finance of the TechSolutions division of DoubleClick Inc., an internet advertising technology company, from 2002-2003 and served as Corporate Vice President, Chief Accounting Officer and Treasurer of DoubleClick from 1998-2001. Mr. Etergino began his career at the accounting firm Coopers & Lybrand, where he worked between 1988-1996, following which he served as Corporate Finance Manager at Time Warner Inc., a media company. Mr. Etergino is a certified public accountant.

          There are no family relationships between any director or executive officer of the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

          The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Code of Business Conduct and Ethics, please visit the Investor Relations section of the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Independence of Directors

          The Board has determined that six of its current eight members are independent under the independence standards of listing requirements of The NASDAQ Stock Market, Inc. (“Nasdaq”). Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Ms. Ballowe, Mr. Gruver, Mr. Irwin, Mr. Marshall, and Mr. Shah and Martin Peretz, whose term will end at the Annual Meeting. The Board has also determined that Mr. Walsh, one of the nominees for Class I director, is independent under those standards.

Board of Directors and Committees

          The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the

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Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

          The Board met seven times during fiscal 2011. During fiscal 2011, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

          The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their current members and the number of meetings held during fiscal 2011 are described below.

          Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Company’s Chief Executive Officer does not attend Audit Committee meetings unless requested by the Committee. The Audit Committee currently consists of Mr. Irwin, who serves as its chairman, Ms. Ballowe and Mr. Gruver. All of the current members of the Audit Committee are independent under the Nasdaq corporate governance listing standards and satisfy the additional Nasdaq and SEC independence requirements for audit committee members, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Irwin, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met four times during fiscal 2011. The Audit Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html under “Corporate Governance.”

          Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and also obtains the Chief Executive Officer’s evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Gruver, who serves as its chairman, Mr. Marshall and Mr. Shah. All of the current members of the Compensation Committee are independent under Nasdaq corporate governance listing standards. The Compensation Committee met six times during fiscal 2011. The Compensation Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Ms. Ballowe, who serves as its chairwoman, Mr. Irwin and Mr. Shah. All of the current members of the Nominating and Corporate Governance Committee are independent under Nasdaq corporate governance listing standards. The Nominating and Corporate Governance Committee met six times during fiscal 2011. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Board of Directors Leadership Structure and Risk Management Oversight

          The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that it believes to be in the best interests of the Company and its stockholders. Since October 2008, we have separated the roles of Chairman and Chief Executive Officer. We believe that at the present time the separation of roles, which enhances the Board’s ability to oversee the performance of the Chief Executive Officer, is appropriate, as it may strengthen investor confidence in our Company and the integrity of the Board.

          The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the

8

management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Director Nominations

          The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third party search firms to assist it in identifying director candidates.

          In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iii) commitment to representing the interests of all stockholders of the Company; (iv) ability to devote sufficient time to Board activities; and (v) status under applicable independence requirements.

          To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: (i) name, address and biography of the candidate; (ii) statement from the candidate indicating his or her willingness to serve if elected; (iii) statement from the recommending stockholder indicating the particular skills or expertise the candidate would bring to the Board; (iv) name, address and phone number of the stockholder submitting the recommendation; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held; (vi) description of all relationships or arrangements between the stockholder and the proposed candidate; and (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director.

          Such submissions should be sent to the Company’s Nominating and Corporate Governance Committee, c/o the Secretary, at the Company’s principal executive offices. In order for a candidate to be considered for any annual meeting of stockholders, the submission must be received no later than the December 1st preceding such annual meeting pursuant to the Company’s current policies and procedures for the nomination of directors, and also must comply with the provisions of the Company’s By-laws described below.

          The Nominating and Corporate Governance Committee will evaluate each potential candidate using publicly available information, biographical and other information obtained from the candidate (or the submitting stockholder), and may seek additional information from the potential candidate, the submitting stockholder, and/or other sources. The Nominating and Corporate Governance Committee and other members of the Board may hold interviews with selected candidates and contact the candidate’s references and/or other sources of first-hand information about the candidate. Individuals recommended by stockholders will be considered under the same criteria as candidates recommended by other sources. However, the Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In evaluating current director candidates for re-election to the Board, the Nominating and Corporate Governance Committee may also take into consideration the director’s record of attendance at Board and committee meetings.

Diversity Policy

          The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Communications with the Board of Directors

          The Board has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending an email to boardcommunications@thestreet.com or a written communication to the Board or the appropriate committee or director c/o the Secretary at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

          The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties. Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis. Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

9

          The Company believes that it may be useful for directors to directly hear concerns expressed by stockholders and that the Annual Meeting of Stockholders provides one such opportunity. One of the eight members of the Board at the time of the Annual Meeting in 2011 attended the meeting.

Code of Business Conduct and Ethics

          The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. This code is publicly available in the Investor Relations section of the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.” Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Related Person Transaction Policy and Procedures

          The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying Nasdaq rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;

(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(3)	the benefits to the Company of the proposed transaction;

(4)	the impact on a director’s independence;

(5)	the availability of other sources for comparable products or services;

(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

(7)	any other matters the Audit Committee deems appropriate.

          In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

          During fiscal 2011, the Compensation Committee consisted of Mr. Gruver, Mr. Marshall and Mr. Shah. Each of them is independent, and none of them are employees or former employees of the Company. During fiscal 2011, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

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Compensation of Directors

          During fiscal 2011, our directors earned the following total compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)

Ronni Ballowe(3)	46,000	60,000	1,155	—	—	2,198	109,353

James J. Cramer(4)	—	—	—	—	—	—	—

William R. Gruver(5)	49,650	60,000	1,155	—	—	2,198	113,003

Derek Irwin(6)	55,550	60,000	1,155	—	—	2,198	118,903

Christopher Marshall	35,700	139,999	913	—	—	4,622	181,234

Daryl Otte(7)	—	—	—	—	—	—	—

Martin Peretz	33,900	60,000	645	—	—	2,198	96,742

Vivek Shah	37,050	60,000	1,155	—	—	2,198	100,403

(1)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards and stock option awards, respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflect the closing price of the Company’s common stock on the date of grant. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2012. On January 3, 2011, each non-employee director was granted 21,978 RSUs, having a grant date fair value of $2.73 per share. In connection with his appointment as Chairman of the Board in January 2011, Mr. Marshall was granted an additional 24,242 RSUs on March 1, 2011, having a grant date fair value of $3.30 per share. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column. The option awards were granted June 2, 2011, vested on January 3, 2011, have an exercise price of $3.25 per share (the closing price of the Company’s common stock on the date of grant) and expire on June 2, 2016. As of December 31, 2011, (i) each of the non-employee directors held 21,978 unvested RSUs (other than Mr. Marshall, who held 46,220 unvested RSUs), all of which vested on January 3, 2012 (except that 12,121 of Mr. Marshall’s RSUs will vest on March 1, 2012 and March 1, 2013, respectively, or earlier upon the occurrence of a change of control of the Company, subject to continued service); and (ii) the following directors held options to purchase the following number of shares of Company common stock, each of which stock options vested January 3, 2012: each of Ms. Ballowe and Messrs. Gruver, Irwin, Shah, 1,075 shares; Mr. Marshall, 850 shares; and Dr. Peretz, 600 shares.

(2)	Consists of dividend equivalents accrued on RSUs held by such directors in fiscal 2011.

(3)	Cash compensation includes $10,000, reflecting the annual fee for duties associated with chairing the Nominating and Corporate Governance Committee.

(4)

Mr. Cramer is a director and an employee but not an executive officer of the Company. His compensation for his services as an employee is described below under the heading “Transactions with Related Persons.” Mr. Cramer did not receive separate consideration for his service as a director.

(5)	Cash compensation includes an annual fee of $15,000 for duties associated with chairing the Compensation Committee.

(6)	Cash compensation includes an annual fee of $20,000 for duties associated with chairing the Audit Committee.

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(7)

Mr. Otte served as a director of the Company in fiscal year 2011 and resigned as a director and as Chief Executive Officer of the Company on March 7, 2012. Mr. Otte’s compensation for service as the Company’s Chief Executive Officer for fiscal year 2011 is described in the section of this Proxy Statement entitled “Executive Compensation.” Mr. Otte did not receive separate consideration for his service as a director.

          The compensation set forth in the preceding table was based on the following schedule of fees for 2011 compensation of directors:

•

Annual Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

•

Equity Grant. Each non-employee director receives an annual grant of RSUs awarded under an equity compensation plan approved by the Company’s stockholders. The RSUs are awarded on the first business day of each year and valued at $60,000 for all non-employee directors. The RSU value was calculated based upon the closing price of the Company’s common stock on the date of grant. The RSUs vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service. If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be pro rated to reflect the partial year of service and will vest on the first business day of the following calendar year. In addition, in connection with his appointment as Chairman of the Board in January 2011, Mr. Marshall was granted an additional 24,242 RSUs on March 1, 2011, which RSUs will vest in equal installments on the first two anniversaries of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service.

•

Meeting Fees. With respect to the first half of fiscal year 2011, each non-employee director was entitled to receive the following cash fees for participating in meetings of the Company’s Board and committees:

•	$1,500 for attending each Board meeting in person;

•	$450 for attending each committee meeting in person, for committee meetings that take place on the same day as Board meetings;

•	$700 for attending each committee meeting in person (other than committee meetings that take place on the same day as Board meetings);

•	$450 for participating in each Board or committee conference call, or participating by telephone in an otherwise in-person Board or committee meeting.

With respect to the second half of fiscal year 2011, the non-employee directors were granted the following number of options, to serve as compensation in lieu of cash meeting fees for up to three meetings of the Board or applicable committee (with cash fees per the above schedule to be paid for any meetings during the second half of 2011 beyond three, although no such meetings occurred): options to purchase 600 shares of Company common stock with respect to meetings of the Board; and options to purchase 238 shares of Company common stock with respect to meetings of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on which such director served. The options were granted on June 2, 2011; had an exercise price of $3.25 per share (the closing price of the Company’s common stock on the date of grant); vested on January 3, 2012; and expire on June 2, 2016. In 2012, non-employee directors will not receive any meeting fees; rather, directors who serve on Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee shall receive, with respect to each such committee membership, a grant of options to purchase 5,000 shares of Company common stock on the first business day of each year (or a prorated amount upon appointment to such a committee if appointed after the first business day of the year), such options to (i) have an exercise price per share equal to the closing price of the Company’s common stock on the date of grant, (ii) vest on first business day of the following year (or earlier, upon the occurrence of a change of control of the Company), subject to continued service; and (iii) expire on the fifth anniversary of the date of grant.

•

Chairmanship Fees. In addition to the fees set forth above, in fiscal year 2011, the chairperson of the each committee received the following additional annual fees (payable quarterly in arrears), to compensate him or her for the additional responsibilities and duties of the position:

•	Audit – $20,000

•	Compensation – $15,000

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•	Nominating and Corporate Governance – $10,000.

          Non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer, in his capacity as an employee of the Company.

Stock Ownership of Directors

          Pursuant to the Board’s guidelines for stock ownership by directors adopted in 2007, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. Each director who has served as a director continuously since January 1, 2007 is expected to be in compliance with the guideline by January 1, 2011. Each director who joined or joins the Company after January 1, 2007 is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders.

PROPOSAL 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of such independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

          Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

Fees of Independent Registered Public Accountants

          The Company’s independent registered public accounting firm was KPMG with respect to fiscal years ended December 31, 2011 and 2010. The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for services rendered with respect to such fiscal years:

	2011	2010

Audit fees	$480,000	$520,174
Audit-related fees	—	17,235
Tax fees	54,000	73,300
All other fees	—	—

Total Fees	$534,000	$610,709

          In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

          Audit-related fees for 2010 consisted of fees relating to audit of the Company’s 401(k) plan.

          Tax fees for 2011 related to preparation and filing of the Company’s fiscal 2010 taxes returns. Tax fees for 2010 related to preparation and filing of the Company’s fiscal 2009 tax returns.

          The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public

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accounting firm prior to its engagement to perform such services.

2011 Audit Committee Report

          The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Audit Committee operates pursuant to a written charter adopted by the Board, which is publicly available on the Investor Relations section of the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

          Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

          Generally, at meetings of the Audit Committee held during fiscal 2011, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s general counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as the auditors’ evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee discussed with the independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm as required by professional standards.

          Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement. Accordingly, the Audit Committee met with senior members of the Company’s financial management team in private sessions to discuss KPMG’s performance.

          It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

          Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors
Derek Irwin, Chairman
Ronni Ballowe
William R. Gruver

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EXECUTIVE COMPENSATION

2011 Compensation Discussion and Analysis

          The Compensation Committee (the “Committee”) sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

Compensation Philosophy and Objectives

          It is the philosophy of the Compensation Committee to enhance stockholders’ long-term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

Elements of Compensation and Linkage to Objectives

          The Compensation Committee believed in 2011 that the best way to achieve these objectives was to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; and (iii) long-term incentives provided through grants of equity. The overall package was intended to be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees. In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee sought to create incentives to achieve goals that we believed would enhance long-term stockholder value. We also sought to create long-term incentives for creation of stockholder value through grants of equity.

Determination of Compensation

          The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee’s assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and also obtains the Chief Executive Officer’s evaluations of each senior manager’s performance. The Compensation Committee discusses the recommendations with the Chief Executive Officer and amongst its members. Additionally, the Compensation Committee conducts a review of the Chief Executive Officer’s performance with the Company’s Board. The Compensation Committee makes the final decisions on the compensation of all named executive officers.

          In connection with determining the compensation structure for the Company’s named executive officers in 2011, the Compensation Committee did not retain a compensation consultant. The Compensation Committee did, however, review our executive compensation programs as compared to an updated peer group of companies as well as based upon data from the Digital Content and Technology Survey prepared by The Croner Company, an independent compensation benchmarking firm, which data was provided to the Compensation Committee by the Company’s management. The peer group consisted of companies deemed by the Compensation Committee to be representative of companies that compete for the same types of executive talent as does the Company: Ancestry.com Inc.; Autobytel Inc.; Dice Holdings, Inc.; Internet Brands, Inc.; Local.com Corporation; Martha Stewart Living Omnimedia, Inc.; Move, Inc.; QuinStreet, Inc.; ReachLocal, Inc.; Shutterfly, Inc.; TechTarget, Inc.; Travelzoo Inc.; WebMD Health Corp.; XO Group Inc.; and Ziprealty, Inc.

Base Salary

          Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect). The Committee also considers the level of responsibility of the position and the level of experience of the executive. Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance.

          The Compensation Committee believes that the base salaries of the Company’s executives are reasonable in connection with their role and experience, as well as in relation to the compensation levels paid at peer companies.

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Bonus

          In 2011, the annual bonus was the short-term incentive component of our executive compensation program and was designed to provide a direct method of motivating executives to the achievement of near-term corporate performance goals. This component provided for the payment of cash bonuses based upon achievement of annual financial performance measures that were deemed by our Board and Compensation Committee to be important to our long-term success. During the past few years, the short-term, annual incentive element of our executive compensation has tended to be a larger portion of total compensation than among our peer companies, while the long-term, equity incentive portion has tended to be smaller. This has been due to the following factors: (i) short-term, direct compensation has been viewed by the Board and the Compensation Committee as the most effective spur to our reaching profitability on a sustainable basis, (ii) the Internet industry is notable for its high volatility and rapid pace of change, which make short-term incentives appropriate and (iii) the Compensation Committee has desired to reduce the potential dilution to stockholders resulting from excessive reliance on long-term equity compensation. The Company issued short-term cash incentive awards pursuant to the terms of the 2007 Plan.

          Under our short-term cash incentive program for 2011 (the “2011 Incentive Program”), we set a target bonus opportunity for each applicable executive, generally expressed as a percentage of the executive’s base salary (pro rated in the event employment commences during a fiscal year). In 2011, this target opportunity was 100% of salary for Mr. Otte and 75% of salary for each of Messrs. Etergino and Barton. The Compensation Committee believes that these annual target levels were reasonable in 2011 in connection with the respective executive’s role and experience, as well as in relation to the compensation levels paid at peer companies.

          In 2011, the short-term cash incentive was based two-thirds on achievement of a revenue target and one-third upon achievement of an Adjusted EBITDA target. The level of the performance targets – $62.9 million for revenue and $3.5 million for Adjusted EBITDA – were determined in connection with the Company’s 2011 budget. Potential payout with respect to the revenue measure ranged from 80% of the bonus opportunity for that measure for achievement of 90% of target performance, to 110% of the bonus opportunity for that measure for achievement of 105% of target performance, on a straight-line sliding scale. No payout would be made for that measure if achievement was below 90% of target performance. If achievement exceeded 105% of target performance, payout would have been at 110% of the bonus opportunity for that measure, plus 4% of the bonus opportunity for that measure for every additional 1% achievement above 105% of target performance. Potential payout with respect to the Adjusted EBITDA measure ranged from 80% to 110% of the bonus opportunity for that measure for achievement of $1.5 million to $4.5 million of Adjusted EBITDA, on a straight-line sliding scale. No payout would be made for that measure if Adjusted EBITDA was below $1.5 million. If Adjusted EBITDA exceeded $4.5 million, payout would have been 110% of the bonus opportunity for that measure, plus an additional 20% of the bonus opportunity for that measure for achievement of each $1.0 million of Adjusted EBITDA above $4.5 million. Payments were not capped under either measure. However, the Compensation Committee had discretion to pay less than these amounts if in its judgment the bonus should be reduced. The Compensation Committee also had the ability to award wholly discretionary bonuses. The short-term incentive is paid as soon as practicable after the end of the fiscal year.

          In January 2012, the Compensation Committee determined that, based upon the Company’s revenue and Adjusted EBITDA for 2011, payout under the 2011 Incentive Program pursuant to the formulae outlined above would be at 85.15% of the aggregate bonus opportunity. The Compensation Committee also determined that certain participants in the program should receive additional bonus payments in light of individual achievement, and that other participants should receive less than 85.15% of their target short-term incentive due to individual performance. Each of the Company’s named executive officers, received a payment pursuant to the 2011 Incentive Program equal to 85.15% of his respective target opportunity; in addition, to recognize individual achievement, the Compensation Committee also awarded Mr. Etergino a discretionary bonus of $22,447 and Mr. Barton a discretionary bonus of $8,412.

          The Compensation Committee viewed revenue and Adjusted EBITDA as the most important metrics on which to focus during 2011. The Compensation Committee believed that it would assist in creating long-term value to focus management on increasing the Company’s revenue in a profitable manner, with Adjusted EBITDA being the most commonplace measure to use for profitability within the Company’s sector (Internet and media companies). EBITDA is adjusted from net income based on generally accepted accounting principles (GAAP) to exclude interest, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to exclude non-cash compensation, impairment expenses, restructuring charges and other non-standard one-time charges. The Compensation Committee each year considers which financial metrics to use in establishing targets for the short-term cash incentive program, and what respective weight to give to any such metric.

Long-Term Equity Incentives

          Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our shareholders.

          In March 2011, the Compensation Committee granted RSUs and options to our named executive officers (50,000 RSUs and 180,000 options to Mr. Otte;

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25,000 RSUs and 75,000 options to Mr. Etergino; and 25,000 RSUs and 45,000 options to Mr. Barton). Except for Mr. Otte’s, these awards vested as to 25% of the underlying shares on April 1, 2012, and are to vest in approximately equal monthly increments over the following thirty-six months, subject to continued service and subject to acceleration in the event of a Change of Control (as defined) in certain circumstances (a “double trigger” change in control acceleration). The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant and the term of the stock options are five years from the date of grant. These grants were made at the same time that the Company amended the severance agreements we had with our named executive officers, as approved by the Compensation Committee and described below. In December 2011, the Compensation Committee and Board approved the execution of a separation agreement with Mr. Otte, which agreement modified the vesting schedule of Mr. Otte’s March 2011 RSU and stock option agreements (but not the exercise price of the stock options) as follows: the first installment of the RSU, with respect to 12,500 shares, and the first installment of the stock option, to purchase 45,000 shares of Company common stock, would vest on Mr. Otte’s separation date (by March 31, 2012) rather than on April 1, 2012. Additionally, the remainder of the RSU, with respect to 37,500 shares and the remainder of the stock option, to purchase 135,000 shares of Company common stock, would vest only if a Change of Control (as defined therein) were to be consummated by December 31, 2012 pursuant to a Change of Control Agreement (as defined therein) entered into or received by June 30, 2012 and otherwise would be forfeited and expire. The Compensation Committee believes that the amended severance agreements, and the annual grants with the above terms, served to make the compensation and severance arrangements with our named executive officers more in line with the typical arrangements of named executive officers at peer companies.

          The Compensation Committee periodically reviews the equity positions and other arrangements pertaining to the Company’s named executive officers in an effort to ensure that appropriate incentives are in effect to fulfill the Company’s compensation philosophy and objectives described above.

Other Compensation

          Currently, our executives are eligible to participate in Company-wide plans and programs such as the 401(k) plan (including Company match), group medical and dental, vision, long- and short-term disability plans, and health care, dependent care and mass transit spending accounts, in accordance with the terms of the programs.

Impact of Tax Treatment on Compensation

          Section 162(m) of the Internal Revenue Code (the “Code”) limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year. However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements. Cash and equity awards granted under the 2007 Plan may, but need not be, structured so as to qualify as performance-based compensation under Section 162(m). In general, the Company’s short-term cash incentives are intended to qualify as performance-based. Stock options are generally intended to qualify, but RSUs are not.

          The severance, change of control and RSU award agreements of our named executive officers contain provisions that require certain payments to be delayed in order to avoid the imposition of additional taxes pursuant to Section 409A of the Code.

Severance and Change in Control Arrangements

          The Company has entered into severance agreements with its senior executives. At the beginning of 2011, we had agreements with our executive officers that provided for limited cash payments in the event of termination without cause or resignation for good reason absent a change of control of the Company, and enhanced payments in the event of a change of control (for Mr. Otte) or for termination without cause or resignation for good reason subsequent to a change of control (for Messrs. Etergino and Barton). In March 2011, we amended those agreements with our named executive officers and further amended the agreements with Messrs. Etergino and Barton in December 2011. The amended agreements eliminated Mr. Otte’s prior “single trigger” change in control payment and provided for uniform levels of severance upon termination without Cause or resignation for Good Reason (as defined in the applicable severance agreement) of an executive without regard to whether such event occurred in connection with or following a change of control. For Mr. Otte, the new severance amount was twelve months of his base salary, plus his target bonus for the year of termination (determined as if performance were achieved at a level that triggered 100% of the target bonus), plus up to twelve months of COBRA premiums; for Messrs. Etergino and Barton, the latest amendments provide for a severance amount of nine months of base salary (or, for Mr. Etergino, if higher, the amount by which one year of his base salary exceeded the value of certain RSUs the vesting of which would accelerate due to such a termination), plus up to nine months of COBRA premiums.

          In addition, the RSU agreements granted to Messrs. Otte, Etergino and Barton upon their respective hiring provide for full or partial acceleration upon the termination of the executive’s employment by the Company without Cause or by the executive for Good Reason, each as defined in the respective agreements, or in the event of the executive’s death or disability. These arrangements were established in connection with our hiring of the executives and are summarized in the section of the Proxy Statement entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.” We viewed these arrangements as necessary and appropriate to retain skilled executives who are critical to the success of our business. Change in control arrangements, in particular, are intended to help ensure the objectivity of executives who likely would be involved in decisions regarding a potential change in control and who are at risk for job loss in such event.

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Equity Granting Practices

          Historically, it had been the policy of the Compensation Committee to make annual grants of stock options and other equity-based awards to our executives, members of our senior management team and other employees who make significant contributions to our success. In recent years, these grants had been made shortly following the end of the fiscal year, in order for the Compensation Committee to take into account the Company’s actual financial performance for the year. Pursuant to the 2007 Plan, options have an exercise price equal to the closing market price of our common stock on the grant date. Grants also were made in connection with the hiring of certain prospective employees and occasionally mid-year, in each case to those employees or prospective employees whom the Compensation Committee believed would have the ability to have an impact on the long-term performance of our stock and should therefore have the opportunity to participate in its appreciation. For current employees, the grant date is the date the Compensation Committee approved the award or a prospective date set by the Compensation Committee, and for prospective employees, the grant date is the date they commence employment. There is no relationship between the timing of an equity-based award and the Company’s release of material, non-public information. It is the policy of the Company that options may not be repriced without stockholder approval, and this policy has been made a specific feature of the 2007 Plan.

          The Compensation Committee believes its current equity grant policy should be sufficient to attract and retain executives. However, as the competition for executive talent may evolve in upcoming years, the Compensation Committee will review whether it may be appropriate to make annual equity awards to senior officers generally, as well as whether additional equity awards may be appropriate for any individual officers based upon their performance, assumption of new responsibilities or for other reasons.

Consideration of Advisory Vote on Executive Compensation

          We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting. While this vote was not binding on the Company, our Board or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, as disclosed in the Proxy Statement. Our Board and the Compensation Committee value the opinions of our stockholders and, in the event there were to be any significant vote against the compensation of our named executive officers as disclosed in the Proxy Statement, we would consider our stockholders’ concerns and we would evaluate whether any actions should be taken to address such concerns. At our 2011 Annual Meeting, of the shares voted with respect to our executive compensation proposal (Proposal 4), 91% voted in favor of the compensation of our named executive officers as disclosed in that year’s proxy statement. Given the strong level of support we received from that vote, we did not feel that any significant changes to our executive compensation philosophy, policies, programs and decisions were required at this time.

Compensation Arrangements of Ms. DeMarse

          In connection with hiring Ms. DeMarse as our new Chief Executive Officer in March 2012, the Compensation Committee determined it would be beneficial to place greater emphasis on long-term equity incentives, and less emphasis on short-term cash incentives, in her compensation arrangement. Consequently, Ms. DeMarse was awarded an option to purchase 1,750,000 shares of our common stock, but did not receive any RSUs and will not have any annual cash bonus opportunity. Her stock option will vest as to 25% of the underlying shares on the first anniversary of the date of grant, and in approximately equal monthly increments over the following thirty-six months, subject to continued service and subject to acceleration in the event of a Change of Control (as defined therein) in certain circumstances (a “double trigger” change in control acceleration). The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant and the term of the stock options is seven years from the date of grant. In addition, we entered into a severance agreement with Ms. DeMarse that provides that in the event her employment with the Company or a successor was terminated by the Company or successor without Cause (as defined in her stock option agreements) prior to the fifth anniversary of her start date and she executes a release in the form attached to the severance agreement, she would be entitled to receive a lump-sum payment equal to twelve months of her base salary (at the annual rate in effect as of the time of termination, but not less than $400,000) as well as up to eighteen months of COBRA premiums; and she would receive an additional twelve months of vesting on any outstanding equity awards, with the balance to vest if a Change of Control (as defined therein) occurred under certain circumstances within the first anniversary of her termination. We believe Ms. DeMarse’s compensation arrangement create a very strong alignment of her interests with those of our stockholders for the longer term.

2011 Compensation Committee Report

          In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and discussion with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors
William R. Gruver, Chairman
Christopher Marshall
Vivek Shah

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Summary Compensation Table

          The following table shows the compensation earned during 2011, 2010 and 2009 by each of the Company’s named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Daryl Otte(5)	2011	450,000	—	162,000	195,660	383,175	—	968,593	2,159,428
Former Chief Executive Officer	2010	437,500	210,000	—	—	240,000	—	65,055	952,555
	2009	265,625	58,027	1,430,398	—	241,973	—	180,951	2,176,974

Thomas Etergino(6)	2011	325,000	22,447	81,000	81,525	207,553	—	25,805	743,330
Executive Vice President, Chief Financial Officer	2010	103,508	35,000	564,000	—	58,223	—	10,010	770,741
	2009	—	—	—	—	—	—	—	—

Gregory E. Barton(7)	2011	300,000	8,412	81,000	48,915	191,588	—	21,680	651,595
Executive Vice President, Business and Legal Affairs, General Counsel and Secretary	2010	283,580	55,000	—	—	159,514	—	21,555	519,649
	2009	157,388	—	351,750	—	141,649	—	11,931	662,718

(1)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year, which was paid shortly after the end of the year. For 2011, 2010 and 2009, all short-term and long-term cash incentive opportunities were granted as performance awards under the 2007 Plan. Amounts shown in the “Bonus” column reflect discretionary payments awarded by the Compensation Committee.

(2)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSU awards and stock option awards, respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2012.

(3)

Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column.

(4)

Amounts in the “All Other Compensation” column for each named executive officer include the following: (i) the Company’s matching contribution of contributions made by the employee to the Company’s 401(k) Plan; (ii) amounts paid by the Company with respect to group life insurance; and (iii) amounts earned as dividend equivalents with respect to unvested RSUs, which dividend equivalents totaled the following amounts in 2011: Mr. Otte, $57,375; Mr. Etergino, $20,875; Mr. Barton, $16,750. Amounts in the “All Other Compensation” column also include the following amounts for Mr. Otte: (i) for 2011, the following amounts payable by the Company pursuant to the separation agreement executed by Mr. Otte and the Company on December 21, 2011 (the “Separation Agreement”): $900,000 in cash severance and $6,288 for the obligation to pay, for up to twelve months, the cost of premiums for continuation of any benefits that Mr. Otte was eligible under COBRA to elect to, and did elect to, continue; and (ii) for 2009, $110,905 earned for his services as interim Chief Executive Officer and $11,794 cash fees earned for his services as a director prior to being hired as Chief Executive Officer. The amount in the “All Other Compensation” column for Mr. Otte for 2011 does not include the following amounts payable to Mr. Otte pursuant to the Separation Agreement related to services the Mr. Otte was to render (and did render) in 2012: (i) payment of his base salary at a rate of $450,000 per annum through March 31, 2012 (or, if earlier, through his separation date if he were terminated by the Company for Cause, as defined in the Separation Agreement); and (ii) a minimum 2012 bonus in the amount of $31,931. The amount in the “All Other Compensation” column for Mr. Otte for 2011 also does not include value related to the vesting of up to 532,500 RSUs upon his separation date in

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accordance with the Separation Agreement, as his separation date was not fixed (except that it was to occur by March 31, 2012) and had not occurred by December 31, 2011 and therefore at December 31, 2011 the value of the RSUs upon vesting was not known. Such RSUs vested on March 31, 2012 and the value of such RSUs as of the vesting date was $1,155,525, measured at the closing price of the Company’s common stock on Monday, April 2, 2012 of $2.17 per share. Upon the vesting of such RSUs, Mr. Otte received $157,250 of accrued dividend equivalents.

(5)

In March 2009, Mr. Otte was appointed interim Chief Executive Officer as an outside consultant. In May 2009, Mr. Otte was hired as Chief Executive Officer. Amounts shown in the “Salary” column for 2009 reflect salary earned by Mr. Otte after being hired as Chief Executive Officer, and exclude (i) $110, 905 earned by Mr. Otte for his services as interim Chief Executive Officer and (ii) $11,794 cash fees earned for his services as a director prior to being hired as Chief Executive Officer, which amounts are reported in the “All Other Compensation” column. Amounts shown in the “Stock Awards” column for 2009 include (i) $68,898 reflecting RSUs awarded to Mr. Otte in January 2009 in connection with his service as a director, (ii) $48,500 reflecting RSUs awarded to Mr. Otte in March 2009 in connection with his appointment as Interim Chief Executive Officer and (iii) $1,313,000 reflecting RSUs awarded to him in connection with his appointment as permanent Chief Executive Officer. Mr. Otte resigned as Chief Executive Officer of the Company in March 2012. The figures shown in the “Stock Awards” and “Option Awards” columns reflect the fair value of the grants to Mr. Otte of RSUs and stock options on March 28, 2011. On December 21, 2011, the Company and Mr. Otte entered into the Separation Agreement, pursuant to which the vesting schedule of such RSUs and stock options (but not the exercise price of the stock options) was amended. The December 2011 modification of Mr. Otte’s March 2011 RSU and stock option awards did not result in incremental fair value. Rather, the modification resulted in the Company recording an expense related to such RSUs and stock options that was lower than reflected in the above table, primarily due to the fact that under GAAP, the modification was deemed a cancellation of the March 2011 RSUs and stock options and a grant of new RSUs and stock options and the fair value of the RSU and stock option grants as measured on December 21, 2011 was lower than the fair value of the RSU and stock option grants as measured on March 28, 2011, due primarily to the fact that the price per share of the Company’s common stock on December 21, 2011 was lower than the price on March 28, 2011. If Mr. Otte’s RSUs and stock options were treated as having been granted on December 21, 2011 rather than March 28, 2011, the following figures would have been reported in the “Stock Awards,” “Option Awards” and “Total” columns, respectively: $87,000, $64,240 and $1,953,008.

(6)	In September 2010, Mr. Etergino was hired as Executive Vice President, Chief Financial Officer.

(7)	In June 2009, Mr. Barton was hired as Executive Vice President, Business and Legal Affairs, General Counsel and Secretary.

Grants of Plan-Based Awards in 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Daryl Otte(3)	2/11/11	120,000	450,000	—	—	—	—	—	—	—	—
	3/28/11	—	—	—	—	—	—	50,000	—	—	162,000
	3/28/11	—	—	—	—	—	—	—	180,000	3.24	195,660

Thomas Etergino	2/11/11	65,000	243,750	—	—	—	—	—	—	—	—
	3/28/11	—	—	—	—	—	—	25,000	—	—	81,000
	3/28/11	—	—	—	—	—	—	—	75,000	3.24	81,525

Gregory Barton	2/11/11	60,000	225,000	—	—	—	—	—	—	—	—
	3/28/11	—	—	—	—	—	—	25,000	—	—	81,000
	3/28/11	—	—	—	—	—	—	—	45,000	3.24	48,915

(1)

This represents the potential payouts to the named executive officers under the 2011 Incentive Program. The applicable targets are described in the Compensation Discussion and Analysis and the actual amount paid to each named executive officer pursuant to such award is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. “Threshold” indicates the amount payable if (i) the minimum achievement of Adjusted EBITDA was achieved, resulting in payout of 80% of the one-third of the target opportunity based on such measure; and (ii) the minimum achievement of revenue was not achieved, resulting in no payout of the two-thirds of the target opportunity based on such measure. As described in the Compensation Discussion and Analysis, there was no maximum payout pursuant to this award.

(2)

This column reflects grants of RSUs made under the 2007 Plan. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the

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common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash at the time a stock certificate evidencing the shares represented by such vested RSU is delivered.

(3)

The figure shown in the “Grant Date Fair Value of Stock and Option Awards” column reflects the fair value of the grants to Mr. Otte of RSUs and options on March 28, 2011. The vesting schedule of these awards (but not the exercise price of the stock options) were modified on December 21, 2011, which did not result in incremental fair value. See Note 5 to Summary Compensation Table.

Employment Agreements

Elisabeth DeMarse – Current Chief Executive Officer

          On March 7, 2012, the Company executed an offer letter with Ms. DeMarse that provides she will serve as Chief Executive Officer and director of the Company. Pursuant to the offer letter, Ms. DeMarse will receive a base salary of $400,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board. She will not have any target annual cash incentive bonus. In connection with her hiring, on March 7, 2012, Ms. DeMarse received a sign-on bonus of $200,000, which would be repayable in full if she resigned her employment or was terminated for Cause (as defined in the severance agreement described below) before the first anniversary of her start date and as to half of such amount if she resigned her employment or was terminated for Cause on or after the first anniversary of her start date but before the second anniversary of her start date.

          Also on March 7, 2012, the Company granted Ms. DeMarse an option to purchase 1,750,000 shares of the Company’s common stock. The stock option has an exercise price of $1.80 per share, the closing price of the Company’s common stock on the date of grant, has a term of seven years and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to acceleration or forfeiture upon the occurrence of certain events as set forth in the applicable option agreement. The stock option agreements (one reflecting a portion of the stock option intended to qualify as an incentive stock option and the balance to be treated as a non-qualified stock option) each contain a variety of restrictive covenants and provides that the Company may claw back a specified amount in the event Ms. DeMarse competes with the Company or violates any of the restrictive covenants within eighteen months after delivery of shares of common stock upon exercise of the applicable option. In addition, Ms. DeMarse purchased from the Company on March 7, 2012, a total of 75,000 shares of the Company’s common stock, for an aggregate purchase price of $135,000, representing a per share price equal to the closing price of the Company’s common stock on the date of sale.

          In addition, on March 7, 2012 the Company entered into a severance agreement with Ms. DeMarse that provides that in the event her employment with the Company or a successor was terminated by the Company or successor without Cause (as defined in the option agreements) prior to the fifth anniversary of her start date and she executes a release in the form attached to the severance agreement, (i) she will be entitled to receive a lump-sum payment equal to twelve months of her base salary (at the annual rate in effect as of the time of termination, but not less than $400,000) as well as up to eighteen months of COBRA premiums; (ii) the number of shares of common stock subject to stock options, stock appreciation rights, restricted stock, RSUs or other stock-based awards (“equity awards”) deemed vested (and, in the case of stock options or stock appreciation rights, exercisable) upon the termination of her employment would be equal to the number of equity awards that would have vested (and become exercisable as applicable) if her employment had continued through the first anniversary of her termination date and then been terminated without cause; and (iii) the vesting of any remaining equity awards shall be suspended and be forfeited on the six month anniversary of her termination date unless a definitive agreement, tender offer or letter of intent respecting a Change of Control (as defined in the severance agreement) is entered into or received by the Company after the date of severance agreement but prior to such six month anniversary, in which case such remaining equity awards would be forfeited and expire on the first anniversary of her termination date unless a Change of Control as contemplated is consummated by such first anniversary, in which case such remaining equity awards would vest (and become exercisable as applicable) immediately upon the consummation of such Change of Control. The severance agreement also contains restrictive covenants prohibiting Ms. DeMarse from competing with the Company or soliciting its employees, clients or vendors for a period of one year after her termination date.

Daryl Otte – Former Chief Executive Officer

          The Company did not have in place any formal employment agreement with Mr. Otte. Nevertheless, the Company and Mr. Otte executed a “CEO Term Sheet” dated as of May 15, 2009 (the “Otte Term Sheet”). The Otte Term Sheet provided that Mr. Otte would receive a base salary of $425,000 per year (with potential annual increases at the discretion of the Compensation Committee) and a target annual bonus of $320,000 (with potential annual increases at the discretion of the Compensation Committee), contingent upon achieving performance goals established by the Compensation Committee with input from Mr. Otte. Effective July 1, 2010, Mr. Otte’s base

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salary was increased to $450,000 and he was given the opportunity to earn up to an additional $150,000 based upon achievement of certain non-financial goals related to development and adoption of a strategic plan and to key personnel matters (which goals were met during 2010). The Compensation Committee established a target annual bonus of $450,000 for Mr. Otte for 2011. The Otte Term Sheet also provided that Mr. Otte would receive a one-time grant of 650,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The RSU agreement with respect to this grant, made in 2009, provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Otte’s employment with the Company, Mr. Otte engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement. The restrictive covenants in the 2009 RSU grant have the following duration: non-solicitation of employees, clients and vendors, through the second anniversary of Mr. Otte’s separation date; non-disparagement and confidentiality obligations, perpetual. In March 2011, Mr. Otte also was awarded 50,000 RSUs and stock options to purchase 180,000 shares of the Company’s common stock, each of which award was to vest as to 25% of the underlying shares on April 1, 2012 and in approximately equal quarterly increments over the following thirty-six months, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant and the term of the stock options are five years from the date of grant. The agreements for the March 2011 RSU and option grants contain claw back and restrictive covenant provisions similar to those of his 2009 RSU grant. In addition, the Company and Mr. Otte had executed a Severance Agreement, as amended, and a Separation Agreement, the terms of each of which are described under the heading “Potential Payments Upon Termination or Change in Control.” The Separation Agreement amended the vesting schedule of the March 2011 RSU and option agreements (but not the exercise price of the options), as described under the heading “Potential Payments Upon Termination or Change in Control.”

Thomas Etergino – Executive Vice President, Chief Financial Officer

          The Company does not have in place any formal employment agreement with Mr. Etergino. Nevertheless, the Company and Mr. Etergino executed a “Term Sheet” dated as of July 27, 2010 (the “Etergino Term Sheet”). The Etergino Term Sheet provides that Mr. Etergino will be Executive Vice President, Chief Financial Officer, reporting to the Chief Executive Officer; receive a base salary of $325,000 per year (with potential annual increases at the discretion of the Compensation Committee); and have a target annual bonus of 75% of his annualized base pay at the beginning of each calendar year (with potential annual increases at the discretion of the Compensation Committee and Chief Executive Officer), contingent upon achieving performance goals established by the Compensation Committee and Chief Executive Officer with input from Mr. Etergino; and a sign-on bonus of $15,000 (subject to reduction in the event he received a bonus from his prior employer for 2010). The Etergino Term Sheet also provided that Mr. Etergino would receive a one-time grant of 200,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The RSU agreement with respect to this grant, made in 2010, provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Etergino’s employment with the Company, Mr. Etergino engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement. The restrictive covenants in the 2010 RSU grant have the following duration: non-solicitation of employees, clients and vendors, through the second anniversary of Mr. Etergino’s separation date; non-disparagement and confidentiality obligations, perpetual. In March 2011, Mr. Etergino also was awarded 25,000 RSUs and stock options to purchase 75,000 shares of the Company’s common stock, each of which award was to vest as to 25% of the underlying shares on April 1, 2012 and in approximately equal quarterly increments over the following thirty-six months, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant and the term of the stock options are five years from the date of grant. The agreements for the March 2011 RSU and option grants contain claw back and restrictive covenant provisions similar to those of his 2010 RSU grant. In addition, the Company and Mr. Etergino have executed a Severance Agreement, as amended, the terms of which are described under the heading “Potential Payments Upon Termination or Change in Control.”

Gregory E. Barton – Executive Vice President, Business and Legal Affairs, General Counsel and Secretary

          The Company does not have in place any formal employment agreement with Mr. Barton. Nevertheless, the Company and Mr. Barton executed a “Term Sheet” dated as of June 2, 2009 (the “Barton Term Sheet”). The Barton Term Sheet provides that Mr. Barton will be Executive Vice President, Business and Legal Affairs, General Counsel and Secretary, reporting to the Chief Executive Officer; receive a base salary of $275,000 per year (with potential annual increases at the

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discretion of the Compensation Committee); and have a target annual bonus of 75% of his annualized base pay at the beginning of each calendar year (with potential annual increases at the discretion of the Compensation Committee and Chief Executive Officer), contingent upon achieving performance goals established by the Compensation Committee and Chief Executive Officer with input from Mr. Barton. Mr. Barton’s base salary was increased to $290,000 effective June 4, 2010 and to $300,000 effective January 1, 2011. The Barton Term Sheet also provided that Mr. Barton would receive a one-time grant of 175,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The RSU agreement with respect to this grant, made in 2009, provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Barton’s employment with the Company, Mr. Barton engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement. The restrictive covenants in the 2009 RSU grant have the following duration: non-solicitation of employees, clients and vendors, through the second anniversary of Mr. Barton’s separation date; non-disparagement and confidentiality obligations, perpetual. In March 2011, Mr. Barton also was awarded 25,000 RSUs and stock options to purchase 45,000 shares of the Company’s common stock, each of which award was to vest as to 25% of the underlying shares on April 1, 2012 and in approximately equal quarterly increments over the following thirty-six months, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant and the term of the stock options are five years from the date of grant. The agreements for the March 2011 RSU and option grants contain claw back and restrictive covenant provisions similar to those of his 2009 RSU grant. In addition, the Company and Mr. Barton have executed a Severance Agreement, as amended, the terms of which are described under the heading “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2011 Fiscal Year-End

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- Able(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Daryl Otte(3)	6/9/09	—	—	—	—	—	520,000	873,600
	3/28/11	—	—	—	—	—	50,000	84,000
	3/28/11	—	180,000	—	3.24	3/28/16	—	—

Thomas Etergino	9/7/10	—	—	—	—	—	180,000	302,400
	3/28/11	—	—	—	—	—	25,000	42,000
	3/28/11	—	75,000	—	3.24	3/28/16	—	—

Gregory Barton	7/14/09	—	—	—	—	—	140,000	235,200
	3/28/11	—	—	—	—	—	25,000	42,000
	3/28/11	—	45,000	—	3.24	3/28/16	—	—

(1)

The stock option awards to granted to Messrs. Etergino and Barton (and to Mr. Otte, before the modification of the vesting schedule of his stock option pursuant to the Separation Agreement) vest as to 25% of the underlying shares on April 1, 2012 and in approximately equal monthly increments over the following thirty-six months, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” See Note 3. The exercise price per share of the stock options reflected the closing price per share of the Company’s common stock on the date of grant.

(2)

These columns represent RSUs that were unvested at 2011 fiscal year-end. Dollar values reflect the closing price of the Company’s common stock on December 30, 2011, which was $1.68 per share. The vesting schedule of these awards is as follows: the grants to Messrs. Etergino and Barton in 2010 and 2009, respectively, each vest as to 10% of the underlying shares on each of the first four anniversaries of the date of grant and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The grants to Messrs. Etergino and Barton in 2011 vest as to 25% of the underlying shares on April 1, 2012 and in approximately equal monthly increments over the following thirty-six months, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” See Note 2 to table above titled “Grants of Plan-Based Awards in 2011.” The vesting schedule of Mr. Otte’s June 2009 RSU grant was the same as the schedule of Mr. Etergino’s and Mr. Barton’s 2010 and 2009 RSU grants. Mr. Otte’s June 2009 RSU grant became fully vested upon his separation from the Company on March 31, 2012.

(3)

The original vesting schedule of Mr. Otte’s March 2011 RSU and stock option awards was the schedule set forth in Note 2. The vesting schedule of Mr. Otte’s March 2011 RSU and stock option awards (but not the exercise price of the stock options) were modified on December 21, 2011, as follows: the first installment of the RSU, with respect to 12,500 shares, and the first installment of the stock option, to purchase 45,000 shares of Company common stock, would vest on Mr. Otte’s separation date (by March 31, 2012) rather than on April 1, 2012. Additionally, the remainder of the RSU, with respect to 37,500 shares and the remainder of the stock option, to purchase 135,000 shares of Company common stock, would vest only if a change of control (as defined therein) were to be consummated by December 31, 2012 pursuant to a change of control agreement (as defined therein) entered into or received by June 30, 2012 and otherwise would be forfeited and expire.

Option Exercises and Stock Vested in 2011

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Daryl Otte	—	—	65,000	204,100
Thomas Etergino	—	—	20,000	46,000
Gregory Barton	—	—	17,500	49,350

(1)	Based on the closing price per share of the Company’s common stock on the date of vesting.

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Potential Payments Upon Termination or Change in Control

          The following summaries describe the agreements providing for potential payments to our named executive officers upon termination of employment or a change in control effective in 2011.

          Pursuant to the Separation Agreement between Mr. Otte and the Company dated December 21, 2011, Mr. Otte would continue to provide his full-time services to the Company and receive a base salary at his current rate of $450,000 per annum through March 31, 2012 (or if earlier, on his separation date, if his employment were terminated by the Company for Cause, as defined in the Separation Agreement). Within thirty days of his separation date, Mr. Otte would be entitled to receive a lump sum payment of $900,000, provided he delivered to the Company, and did not timely revoke, his signature on a form of release as provided in the Severance Agreement between the parties dated as of June 9, 2009, as amended, which payment would be in lieu of any payment that otherwise would be due to Mr. Otte pursuant to Section 1 of the Severance Agreement. In addition, the Company would pay on Mr. Otte’s behalf for a period of twelve months following his separation date the full costs of premiums for continuation of benefits that he was eligible under COBRA to elect to, and did elect to, continue. In addition, on his separation date, 520,000 RSUs that were unvested under the RSU agreement between the parties dated as of June 9, 2009 (the “2009 Grant”) would immediately become vested. These provisions provided for similar payments, benefits and vesting related to the 2009 Grant as would have been the case if Mr. Otte’s employment had been terminated without Cause in December 2011. Also, provided that Mr. Otte’s employment was not terminated by the Company for Cause (as defined in the Separation Agreement), 12,500 RSUs and 45,000 stock options that were unvested or unexercisable under the respective RSU and option agreements each dated as of March 28, 2011 between the parties (collectively “2011 Grants”), would become vested (and, in the case of options, exercisable) on his separation date. The remaining 37,500 RSUs and 135,000 stock options subject of the 2011 Grants would be suspended and be forfeited and expire on July 1, 2012 unless the Company, after the date of the Separation Agreement and prior to July 1, 2012, entered into or received a definitive agreement, tender offer or letter of intent respecting a potential Change of Control (as defined in the 2007 Plan), in which event such RSUs and stock options would become vested and exercisable if the Company, by December 31, 2012, consummated a Change of Control as contemplated by such definitive agreement, tender offer or letter of intent, or otherwise shall be forfeited and expire on January 1, 2013. The Separation Agreement also provided that the Company would pay Mr. Otte a bonus for 2011 pursuant to the 2011 Incentive Program, at a time and in a manner consistent with the payments made to the Company’s other named executive officers under the 2011 Incentive Program, provided that the bonus amount would not be less than the amount determined solely with reference to certain financial metrics set forth in the 2011 Incentive Program. In addition, within ninety days of his separation date, the Company shall determine the amount Mr. Otte will receive as a bonus with respect to 2012, which shall not be less than one-twelfth of the bonus paid with respect to 2011. Mr. Otte is subject to a variety of restrictive covenants, described above under the heading “Employment Agreements.”

          Mr. Otte’s June 9, 2009 RSU agreement provided that (i) all shares underlying his 650,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan), or in the event Mr. Otte’s employment was terminated by the Company without Cause or by Mr. Otte for Good Reason (as each such term is defined in the RSU agreement); and (ii) in the event Mr. Otte’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months after the grant he was employed by the Company and the denominator of

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which is twenty-four. In the absence of such events, the June 2009 RSU would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant. Mr. Otte’s March 28, 2011 RSU and option agreements provided that all shares underlying the respective grants would become vested (and exercisable, with respect to the option) upon the occurrence of any of the following: (i) in the event Mr. Otte’s employment was terminated by the Company without Cause by Mr. Otte for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested (and exercisable, with respect to the option) upon the termination of Mr. Otte’s employment without Cause or by Mr. Otte for Good Reason. Mr. Otte’s Severance Agreement as originally executed provided that (i) in the event Mr. Otte’s employment was terminated by the Company without Cause or by Mr. Otte for Good Reason (as each such term is defined in the Severance Agreement), Mr. Otte would receive, subject to his execution and non-revocation of a release, a general severance in the amount of four weeks of base pay for each full year of service as full-time Chief Executive Officer of the Company, plus 1.33 weeks of base pay for each full year of service as a member of the Company’s Board, payable in a lump sum; (ii) if a Change of Control (as defined in the Severance Agreement) occurred within two years of Mr. Otte’s assumption of the full-time Chief Executive Officer role, Mr. Otte would receive (subject to his execution and non-revocation of a release and without duplication of the general severance described above) a lump-sum payment in the amount of two times his annual base salary plus target bonus; and (iii) in the event parachute excise taxes applied, Mr. Otte would receive an additional payment (a “gross-up payment”) in order to neutralize the impact of such excise taxes on Mr. Otte. In March 2011, the Severance Agreement was amended, effective in May 2011, to replace the obligations specified in clause (i) and (ii) of the preceding sentence with an obligation to make the following payments in the event that Mr. Otte’s employment with the Company or any successor was terminated without Cause or by Mr. Otte for Good Reason on or before June 9, 2014: (x) pay Mr. Otte a lump sum equal to twelve months of his base salary plus his target bonus for the year of termination (determined as if performance were achieved at a level that triggered 100% of the target) and (y) pay on Mr. Otte’s behalf for a period of up to twelve months the cost of premiums for continuation of any benefits that Mr. Otte was eligible under COBRA to elect to, and did elect to, continue.

          Pursuant to Mr. Etergino’s RSU agreement with the Company dated September 7, 2010, (i) all shares underlying his 200,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan); (ii) in the event Mr. Etergino’s employment was terminated by the Company without Cause or by Mr. Etergino for Good Reason (as each such term is defined in the RSU agreement), then, subject to Mr. Etergino’s execution and non-revocation of a release, the RSU would become vested (including previously-vested shares) as to a number of shares equal to the sum of (a) 100,000 plus (b) the product of 100,000 multiplied by a fraction, the numerator of which is the lesser of 730 and the number of calendar days between September 8, 2011 and date of termination, and the denominator of which is 730; and (iii) in the event Mr. Etergino’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months he was employed by the Company and the denominator of which is twenty-four. In the absence of such events, the September 2010 RSU would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant. Mr. Etergino’s March 28, 2011 RSU and option agreements provides that all shares underlying the respective grants would become vested (and exercisable, with respect to the option) upon the occurrence of any of the following: (i) in the event Mr. Etergino’s employment was terminated by the Company without Cause by Mr. Etergino for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested (and exercisable, with respect to the option) upon the termination of Mr. Etergino’s employment without Cause or by Mr. Etergino for Good Reason. Mr. Etergino is subject to a variety of restrictive covenants, described above under the heading “Employment Agreements.”

          Mr. Etergino and the Company have entered into a Severance Agreement as amended through December 21, 2011 (the “Etergino Severance Agreement”), which provides that in the event Mr. Etergino’s employment with the Company or any successor was terminated without Cause or by Mr. Etergino for Good Reason (as each such term is defined in the Etergino Severance Agreement) on or before September 7, 2015, and subject to Mr. Etergino’s execution and non-revocation of a release, (i) the Company would pay Mr. Etergino a lump sum equal to the greater of (x) the amount, if any, by which one year of his base salary exceeded the value of the RSUs that accelerated upon such termination under his September 7, 2010 RSU agreement or (y) nine months of his base salary; (ii) the Company would pay on Mr. Etergino’s behalf for a period of up to nine months the cost of premiums for continuation of any benefits that Mr. Etergino was eligible under COBRA to elect to, and did elect to, continue; and (iii) for purposes of determining the number of vested (and, in the case of stock options and stock appreciation rights, exercisable) shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards under each stock-based award agreement outstanding on the Mr. Etergino’s separation date (each an “equity agreement”), (a) Mr. Etergino would be treated on his separation date as if his full-time employment with the Company had continued through the first anniversary of his separation date (the “first anniversary”) and been terminated by the

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Company without cause (as defined in each equity agreement) immediately thereafter and (b) the vesting of any shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards under the equity agreements that would not have vested (or, in the case of stock options and stock appreciation rights, become exercisable) had Mr. Etergino remained in employment through the first anniversary would be suspended and such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would be automatically forfeited and expire on the sixth month anniversary of his separation date (the “six-month anniversary”) unless a definitive agreement, tender offer or a letter of intent respecting a Change of Control (as such term is defined in the 2007 Plan) transaction involving the Company (a “Change of Control Agreement”) was entered into or received (as the case may be) by the Company subsequent to December 21, 2011 but prior to the six-month anniversary, in which case such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would be automatically forfeited and expire on the first anniversary unless a Change of Control as contemplated by the Change in Control Agreement was consummated by the first anniversary, in which case such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would immediately vest (and in the case of stock options or stock appreciation rights become immediately exercisable) upon the consummation of the Change of Control.

          Pursuant to Mr. Barton’s RSU agreement with the Company dated July 14, 2009, (i) all shares underlying his 175,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan); (ii) in the event Mr. Barton’s employment was terminated by the Company without Cause or by Mr. Barton for Good Reason (as each such term is defined in the RSU agreement), then, subject to Mr. Barton’s execution and non-revocation of a release, the RSU would become vested (including previously-vested shares) as to a number of shares equal to the sum of (a) 87,500 plus (b) the product of 87,500 multiplied by a fraction, the numerator of which is the lesser of 730 and the number of calendar days between June 5, 2010 and date of termination, and the denominator of which is 730; and (iii) in the event Mr. Barton’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months he was employed by the Company after the grant and the denominator of which is twenty-four. In the absence of such events, the July 2009 RSU would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant. Mr. Barton’s March 28, 2011 RSU and option agreements provides that all shares underlying the respective grants would become vested (and exercisable, with respect to the option) upon the occurrence of any of the following: (i) in the event Mr. Barton’s employment was terminated by the Company without Cause by Mr. Barton for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested (and exercisable, with respect to the option) upon the termination of Mr. Barton’s employment without Cause or by Mr. Barton for Good Reason. Mr. Barton is subject to a variety of restrictive covenants, described above under the heading “Employment Agreements.”

          Mr. Barton and the Company have entered into a Severance Agreement as amended through December 21, 2011(the “Barton Severance Agreement”), which provides that in the event Mr. Barton’s employment with the Company or any successor was terminated without Cause or by Mr. Barton for Good Reason (as each such term is defined in the Barton Severance Agreement) on or before July 14, 2014, and subject to Mr. Barton’s execution and non-revocation of a release, (i) the Company would pay Mr. Barton a lump sum equal to nine months of his base salary; (ii) the Company would pay on Mr. Barton’s behalf for a period of up to nine months the cost of premiums for continuation of any benefits that Mr. Barton was eligible under COBRA to elect to, and did elect to, continue; and (iii) for purposes of determining the number of vested (and, in the case of stock options and stock appreciation rights, exercisable) shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards under each stock-based award agreement outstanding on the Mr. Barton’s separation date (each an “equity agreement”), (a) Mr. Barton would be treated on his separation date as if his full-time employment with the Company had continued through the first anniversary of his separation date (the “first anniversary”) and been terminated by the Company without cause (as defined in each equity agreement) immediately thereafter and (b) the vesting of any shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards under the equity agreements that would not have vested (or, in the case of stock options and stock appreciation rights, become exercisable) had Mr. Barton remained in employment through the first anniversary would be suspended and such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would be automatically forfeited and expire on the sixth month anniversary of his separation date (the “six-month anniversary”) unless a definitive agreement, tender offer or a letter of intent respecting a Change of Control (as such term is defined in the 2007 Plan) transaction involving the Company (a “Change of Control Agreement”) was entered into or received (as the case may be) by the Company subsequent to December 21, 2011 but prior to the six-month anniversary, in which case such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would be automatically forfeited and expire on the first anniversary unless a Change of Control as contemplated by the Change in Control Agreement was consummated by the first anniversary, in which case such shares of restricted stock, RSUs, stock options, stock appreciation rights or other stock-based awards would immediately vest (and in the case of stock options or stock appreciation rights become immediately exercisable) upon the consummation of the Change of Control.

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          The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice. “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

          A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

          In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and for a period of two years following termination, not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, the applicable RSU and stock option agreements provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period of two years following termination.

          The following tables set forth the amounts that would have been payable to our current named executive officers upon termination of employment under various circumstances or upon a Change of Control, in each case assuming such event took place on December 31, 2011 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan).

Daryl Otte – Former Chief Executive Officer

Payment Trigger	Cash Severance ($)(1)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(2)	Excise Tax Gross-Up ($)(3)	Total ($)

With Cause or without Good Reason	—	—	—	—	—	—
Without Cause or for Good Reason	450,000	450,000	6,288	1,038,538	—	1,944,826
Change of Control, “single trigger”	—	—	—	1,016,600	—	1,016,600
Death or Disability	—	—	—	1,016,600	—	1,016,600

(1)

Excludes value of (i) base salary after January 1, 2012 (pursuant to the Separation Agreement, Mr. Otte was to provide services through a separation date not later than March 31, 2012 and would be entitled to payment of his base salary through March 31, 2012 if he was terminated other than for Cause prior to March 31, 2012); (ii) bonus with respect to 2012 services, which pursuant to the Separation Agreement would be not less than one-twelfth of Mr. Otte’s 2011 short-term cash incentive payment; and (iii) Mr. Otte’s payment under the 2011 Incentive Program.

(2)

The value of RSUs is based on the closing price of the Company’s common stock on December 30, 2011, the final trading day of the year, which price was $1.68 per common share. Includes dividend equivalent that would be paid upon the accelerated vesting of the RSUs. Such RSUs vested on March 31, 2012. The actual value of the RSUs on vesting (measured at the closing price of the Company’s common stock on Monday, April 2, 2012 of $2.17 per share) was $1,155,525 and $157,250 of accrued dividend equivalents were paid in connection with such vesting, for a total value of $1,312,775. The options granted March 2011 that accelerate under certain circumstances indicated above have an exercise price of $3.24 and are valued at zero for purposes of the above table, as the exercise price is higher than the indicated closing price, as are the RSUs granted March 2011 that would be suspended and forfeited on July 1, 2012 unless a Change of Control occurred by December 31, 2012 under certain circumstances as described above.

(3)	Assumes an aggregate 45% income and employment tax rate and a 20% federal excise tax rate.

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Thomas Etergino – Executive Vice President, Chief Financial Officer

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)

With Cause or without Good Reason	—	—	—	—	—
Without Cause or for Good Reason	243,750	—	14,240	285,012	543,002
Change of Control, “single trigger”(2)	—	—	—	329,400	329,400
Death or Disability	—	—	—	192,150	192,150

(1)

The value of RSUs is based on the closing price of the Company’s common stock on December 30, 2011, the final trading day of the year, which price was $1.68 per common share. Includes dividend equivalent that would be paid upon the accelerated vesting of the RSUs. The options granted March 2011 that accelerate under certain circumstances indicated above have an exercise price of $3.24 and are valued at zero for purposes of the above table, as the exercise price is higher than the indicated closing price, as are the RSUs granted March 2011 that would be suspended and forfeited on July 1, 2012 unless a Change of Control occurred by December 31, 2012 under certain circumstances as described above.

(2)

Assumes March 2011 RSU and options awards are adjusted, assumed or replaced to provide for substantially the same potential economic benefits and vesting terms as did such awards prior to a Change of Control and to provide for immediate vesting and exercisability in the event of a subsequent termination without Cause or for Good Reason.

Gregory E. Barton – Executive Vice President, Business and Legal Affairs, General Counsel and Secretary

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)

With Cause or without Good Reason	—	—	—	—	—
Without Cause or for Good Reason	225,000	—	14,240	288,484	527,724
Change of Control, “single trigger”(2)	—	—	—	270,200	270,200
Death or Disability	—	—	—	270,200	270,200

(1)

The value of RSUs is based on the closing price of the Company’s common stock on December 30, 2011, the final trading day of the year, which price was $1.68 per common share. Includes dividend equivalent that would be paid upon the accelerated vesting of the RSUs. The options granted March 2011 that accelerate under certain circumstances indicated above have an exercise price of $3.24 and are valued at zero for purposes of the above table, as the exercise price is higher than the indicated closing price, as are the RSUs granted March 2011 that would be suspended and forfeited on July 1, 2012 unless a Change of Control occurred by December 31, 2012 under certain circumstances as described above.

(2)

Assumes March 2011 RSU and options awards are adjusted, assumed or replaced to provide for substantially the same potential economic benefits and vesting terms as did such awards prior to a Change of Control and to provide for immediate vesting and exercisability in the event of a subsequent termination without Cause or for Good Reason.

TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

          On December 10, 2010, the Company and Mr. Cramer entered into an employment agreement (the “Employment Agreement”), effective January 1, 2011, after the expiration of the term of the prior employment agreement between the parties. The Employment Agreement provides that Mr. Cramer will, among other things, author articles for the Company’s advertising supported and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions. In addition, the Employment Agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights. Pursuant to the Employment Agreement, the term of which lasts through December 31, 2013, Mr. Cramer will not receive a salary or bonus, but will receive a royalty based on the revenue derived from the Action Alerts PLUS subscription service. In 2011, Mr. Cramer earned $1,583,946 in royalties pursuant to the Employment Agreement. In connection with the Employment Agreement, Mr. Cramer was granted 630,231 RSUs, which vested as to 210,077 RSUs on December 31, 2011 and shall vest as to an additional 210,077 RSUs on December 31 of each of 2012 and 2013, provided that Mr. Cramer remains an employee of the Company on such date, subject to accelerated vesting following a Change of Control (as defined in the 2007 Plan) and other terms and conditions.

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          Pursuant to the Employment Agreement, Mr. Cramer will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his appearances in such television programs solely in their original long-form format and author books. In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Employment Agreement), then subject to the above proviso, Mr. Cramer shall will not, author articles or columns for any digital financial publication that competes directly with the Company, without receiving the Company’s consent which shall not be unreasonably withheld. In addition, until eighteen months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination.

          The Employment Agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the Employment Agreement in the event of a Change of Control (as defined in the 2007 Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquiror would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show.

          If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Internal Revenue Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax.

          The Employment Agreement contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the Employment Agreement or his former employment agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 15, 2012 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our current directors and nominees for director, (iii) each of the named executive officers as set forth in the Summary Compensation Table, and (iv) all of our current executive officers and directors as a group. As indicated in footnote 3 to the table below, Technology Crossover Ventures is the beneficial owner of 100% of the Company’s Series B Preferred Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)

Five Percent Stockholders
Technology Crossover Ventures(3)	5,086,295	13.6
Harvey Partners, LLC(4)	2,525,000	7.8
FiveMore Fund Ltd and FiveT Capital AG(5)	2,423,009	7.5
James J. Cramer(6)	2,217,280	6.8
Dimensional Fund Advisors LP(7)	1,842,660	5.7

Directors and Executive Officers
Ronni Ballowe(8)	56,605	*
James J. Cramer(6)	2,217,280	6.8
Elisabeth DeMarse	75,000	*
William R. Gruver(8)	136,151	*
Derek Irwin(8)	72,409	*
Christopher Marshall(9)	0	*
Daryl Otte(10)	712,837	2.2
Martin Peretz(11)	1,297,315	4.0
Vivek Shah(8)	58,568	*
Mark Walsh	0	*
Gregory Barton(12)	53,959	*
Thomas Etergino(13)	47,084	*

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All current executive officers and directors as a group (10 persons)(14)	4,014,371	12.3

*	Represents beneficial ownership of less than 1%.

(1)

Except as otherwise indicated, the address for each stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. Other addresses in the notes below are based on recent filings with the SEC. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. Percentage ownership is based on a total of 32,472,402 common shares outstanding as of March 15, 2012, excluding treasury stock. Shares of common stock over which the named person has rights to acquire voting or dispositive power within sixty days of March 15, 2012 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)

Consists of (i) 71,420 shares of common stock; (ii) 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B Preferred Stock (representing beneficial ownership of 100% of the outstanding shares of such class of stock); (iii) 1,157,083 shares issuable upon exercise of certain warrants to purchase common stock with an exercise price of $15.69 per share; and (iv) 850 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012. TCV VI, L.P. (“TCV VI”) is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible into 3,826,051 shares of common stock, and warrants to purchase 1,147,816 shares of common stock. TCV Member Fund, L.P. (“Member Fund”) is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,890 shares of common stock and warrants to purchase 9,267 shares of common stock. TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 71,420 shares of common stock. The total percentage of common stock outstanding for TCV VI and Member Fund is calculated on an as converted basis with the number of warrants and Series B preferred shares added to both the numerator and the denominator. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301. RSUs granted to Mr. Marshall in connection with his service as a director of the Company were assigned to funds affiliated with Technology Crossover Ventures. Mr. Marshall has no voting or dispositive power, or beneficial or pecuniary interest in, such RSUs or in the underlying shares of the Company’s stock. See Note 9.

(4)

According to Harvey Partners, LLC’s filing with the SEC on Schedule 13G/A filed February 14, 2012, Harvey Partners, LLC is the investment manager to three entities that in the aggregate own the above-reported shares. Harvey Partners, LLC possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by such entities. The principal business address of Harvey Partners, LLC is 610 Fifth Avenue, Suite 311, New York, New York 10020.

(5)

According to a joint filing by FiveMore Fund Ltd and FiveT Capital AG with the SEC on Schedule 13D/A filed January 6, 2012, FiveMore Fund Ltd acquired the above-reported shares and FiveT Capital AG acts as investment advisor to FiveMore Fund Ltd and shares dispositive power over all the shares. The principal business address of FiveMore Fund Ltd is c/o M&C Corporate Services, P.O. Box 309 GT, Ugland House, South Churge Street, George Town, Grand Cayman, Cayman Islands 309 GT and the principal business address of FiveT Capital AG is Kasernenstrasse 11, 8004 Zurich, Switzerland.

(6)

Includes 1,542,802 shares owned directly by Mr. Cramer; 556,850 shares owned indirectly by Mr. Cramer through Cramer Partners, L.L.C.; and 117,628 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

(7)

According to Dimensional Fund Advisors LP’s filing with the SEC on Schedule 13G/A filed February 10, 2012, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)	Includes 1,075 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

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(9)

All pecuniary interest in RSUs and options granted to Mr. Marshall in connection with his service as a director of the Company were assigned to funds affiliated with Technology Crossover Ventures. See Note 3. Mr. Marshall has no voting or dispositive power, or beneficial or pecuniary interest in, such RSUs or in the underlying shares of the Company’s stock, except to the extent of his pecuniary interest in TCV VI Management.

(10)

Includes 132,480 shares owned directly by Mr. Otte; 2,857 shares owned indirectly by Mr. Otte through limited partnerships; 532,500 shares issuable upon the vesting of RSUs within 60 days of March 15, 2012; and 45,000 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012. Mr. Otte is a named executive officer of the Company for 2011, but is not currently a director or officer of the Company.

(11)

Includes 1,057,210 shares owned directly by Dr. Peretz; 239,505 shares owned indirectly by Dr. Peretz through family trusts; and 600 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

(12)	Includes 6,771 shares issuable upon the vesting of RSUs within 60 days of March 15, 2012 and 12,188 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

(13)	Includes 6,771 shares issuable upon the vesting of RSUs within 60 days of March 15, 2012 and 20,313 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

(14)	Includes 546,042 shares issuable upon the vesting of RSUs within 60 days of March 15, 2012 and 155,029 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on its review of such reports received by the Company with respect to fiscal 2011 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been timely filed by such persons, except that Forms 4 for Messrs. Otte and Peretz were not timely filed related to the disposition to the Company in 2011 of certain shares of the Company’s common stock that had been issued in connection with the Company’s acquisition in 2009 of a company in which Messrs. Otte and Peretz were, directly and indirectly, which disposition to the Company was in satisfaction of a working capital adjustment in accordance with the acquisition agreement.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

          The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010, requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference expressed by our stockholders during the first vote held last year, we have elected to hold such a vote on an annual basis. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

          The Compensation Committee has overseen the development of the Company’s compensation program that is described in the Compensation Discussion and Analysis section of this Proxy Statement and in the tables and narrative in the Executive Compensation section. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

          The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors recommends that stockholders vote FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement in this advisory vote.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

          Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2013, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 20, 2012. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, New York, New York 10005.

          Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2013 deliver written notice thereof to the Company no earlier than March 2, 2013 and no later than April 1, 2013, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2013 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2012, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2013 was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice By-law provision.

          The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

OTHER MATTERS

          The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 27, 2012. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for

32

consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

          The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2011, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

          It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their proxy card or voting instruction form.

By Order of the Board of Directors,

Gregory E. Barton
Secretary
New York, New York
April 19, 2012

33

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THESTREET, INC.
FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 31, 2012

The undersigned stockholder of TheStreet, Inc. (the “Company”) hereby appoints Elisabeth DeMarse and Gregory E. Barton, with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, $.01 par value, of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 31, 2012, at 12:00 p.m. Eastern Daylight Time at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2 and 3 and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side)

(Continued and to be signed on reverse side)

THESTREET, INC. 14 Wall Street, 15th Fl. New York, NY 10005

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees as Class I directors:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below

1.	Election of Directors	☐	☐	☐
Nominees

01 James J. Cramer 02 Derek Irwin 03 Mark Walsh

The Board of Directors recommends that you vote FOR proposals 2.and 3.

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as TheStreet, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
		For	Against	Abstain
3.	To approve the compensation of TheStreet, Inc.’s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding).	☐	☐	☐

NOTE: The proxy holders are authorized to vote on any other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, for action in accordance with their judgment.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BLOCK)	Date	Signature (Joint Owners)	Date